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                                                                     Exhibit 3.1

                                STATE OF MISSOURI

                                     [SEAL]

                                   Matt Blunt
                               Secretary of State

                        CERTIFICATE OF AMENDMENT

WHEREAS,

                                 H&R BLOCK,INC.
                                    00085500

a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation under The General Business Corporation Law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I have set
my hand and imprinted the GREAT SEAL
of the State of Missouri, on this, the 30th
day of September, 2004.                                                   [SEAL]

  /s/ MATT BLUNT
-------------------------
Secretary of State

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[SEAL]

                                                       FILE NUMBER: 200427421111
                                                             00085500
                STATE OF MISSOURI                        DATE FILED: 09/30/2004
                MATT BLUNT, SECRETARY OF STATE                MATT BLUNT
                                                          SECRETARY OF STATE
                Corporations Division
                P.O. Box 778 / 600 W. Main Street, [ILLEGIBLE]
                [ILLEGIBLE]City, MO 65102

                     AMENDMENT OF ARTICLES OF INCORPORATION
                  FOR A GENERAL BUSINESS OR CLOSE CORPORATION

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following;

1.    The present name of the Corporation is H&R Block, Inc.

      The name under which it was originally organized was United Business, Incorporated, of Missouri

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on September 8, 2004
                          -----------------
                           month/day/year

3.    Article Number Three is amended to read as follows:

      ARTICLE THREE, as heretofore amended, is further amended by deleting the first sentence thereof in its entirety and substituting therefor the following:

                                  ARTICLE THREE

      The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 806,000,000 divided into two classes as follows:

      (i) 800,000,000 shares of a class designated Common Stock, without par value; and

      (ii) 6,000,000 shares of a class designated Preferred Stock, without par value.

          (If more than one article is to be amended or more space is needed attach additional pages)

Name and address to return filed document:

Name: Brenda Becker                                   State of Missouri
Address: 4400 Main  Street                     Amend/Restate - Gen Bus 2 Page(s)
City, State, and Zip Code: Kansas City, MO 64111

M0007-08/31/04 CT System Online                           TO427407082

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4.    Of the 167,770,961 shares outstanding, 167,770,961 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                Class                              Number of Outstanding Shares
      Common                                        167,770,961

5.    The number of shares voted for and against the amendment was as follows:

                Class                   No. Voted For          No. Voted Against
      Common                         131,169,406              14,441,014

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:
      n/a

7. If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified: ____________________________.

      In Affirmation thereof, the facts stated above are true and correct:
      (The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

  /s/ Bret G. Wilson    Bret G. Wilson      Vice President/Secretary     9/20/04
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Authorised Signature     Printed Name              Title                  Date

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